EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Registration Statement Nos. 33-62797, 333-38199, 333-84320, 333-102373, 333-134864, 333-160018) of American Express Credit Corporation of our report dated March 31, 2010 relating to the consolidated financial statements of American Express Credit Corporation, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

New York, New York
March 31, 2010